UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-272004

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-239943

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217644

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-197069

UNDER

THE SECURITIES ACT OF 1933

Leju Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(state or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

S7-02, Building 1, Yard 22, Xidawang Road,

Chaoyang District, Beijing 100022

The People’s Republic of China

(Address of principal executive office)

2013 Share Incentive Plan

(Full Title of the Plan)

COGENCY GLOBAL INC.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Deregistration of Securities

These Post-Effective Amendments (the “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed by Leju Holdings Limited, a Cayman Islands holding company (the “Registrant”), which have been previously filed with the Securities and Exchange Commission (the “Commission”):

•	Registration Statement No. 333-272004, filed with the Commission on May 17, 2023, pertaining to the registration of 8,020,119 ordinary shares, par value $0.001 per share (the “ordinary shares”), of the Registrant under the 2013 Share Incentive Plan.

•	Registration Statement No. 333-239943, filed with the Commission on July 20, 2020, pertaining to the registration of 7,833,224 ordinary shares of the Registrant under the 2013 Share Incentive Plan.

•	Registration Statement No. 333-217644, filed with the Commission on May 4, 2017, pertaining to the registration of 7,553,422 ordinary shares of the Registrant under the 2013 Share Incentive Plan.

•	Registration Statement No. 333-197069, filed with the Commission on June 27, 2014, pertaining to the registration of 10,434,783 ordinary shares of the Registrant under the 2013 Share Incentive Plan.

The Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statements as described above. The Registrant hereby removes from registration, by means of these Post-Effective Amendments, any and all of the securities that were previously registered and that remained unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January  23, 2025.

Leju Holdings Limited

By:	/s/ Yinyu He
Name:	Yinyu He
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.